Exhibit 99.1

FOR IMMEDIATE RELEASE

An investor conference call will take place at approximately 10:15 a.m. EDT / 7:15 a.m. PDT August 31, 2009. Details for the call are listed in the release.

DISNEY TO ACQUIRE MARVEL ENTERTAINMENT

Worldwide leader in family entertainment agrees to acquire

Marvel and its portfolio of over 5,000 characters

Acquisition highlights Disney’s strategic focus on quality branded content, technological innovation and international expansion to build long-term shareholder value

Burbank, CA and New York, NY, August 31, 2009—Building on its strategy of delivering quality branded content to people around the world, The Walt Disney Company (NYSE:DIS) has agreed to acquire Marvel Entertainment, Inc. (NYSE:MVL) in a stock and cash transaction, the companies announced today.

Under the terms of the agreement and based on the closing price of Disney on August 28, 2009, Marvel shareholders would receive a total of $30 per share in cash plus approximately 0.745 Disney shares for each Marvel share they own. At closing, the amount of cash and stock will be adjusted if necessary so that the total value of the Disney stock issued as merger consideration based on its trading value at that time is not less than 40% of the total merger consideration.

Based on the closing price of Disney stock on Friday, August 28, the transaction value is $50 per Marvel share or approximately $4 billion.

“This transaction combines Marvel’s strong global brand and world-renowned library of characters including Iron Man, Spider-Man, X-Men, Captain America, Fantastic Four and Thor with Disney’s creative skills, unparalleled global portfolio of entertainment properties, and a business structure that maximizes the value of creative properties across multiple platforms and territories,” said Robert A. Iger, President and Chief Executive Officer of The Walt Disney Company. “Ike Perlmutter and his team have done an impressive job of nurturing these properties and have created significant value. We are pleased to bring this talent and these great assets to Disney.”

“We believe that adding Marvel to Disney’s unique portfolio of brands provides significant opportunities for long-term growth and value creation,” Iger said.

“Disney is the perfect home for Marvel’s fantastic library of characters given its proven ability to expand content creation and licensing businesses,” said Ike Perlmutter, Marvel’s Chief Executive Officer. “This is an unparalleled opportunity for Marvel to build upon its vibrant brand and character properties by accessing Disney’s tremendous global organization and infrastructure around the world.”

Under the deal, Disney will acquire ownership of Marvel including its more than 5,000 Marvel characters. Mr. Perlmutter will oversee the Marvel properties, and will work directly with Disney’s global lines of business to build and further integrate Marvel’s properties.

The Boards of Directors of Disney and Marvel have each approved the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, certain non-United States merger control regulations, effectiveness of a registration statement with respect to Disney shares issued in the transaction and other customary closing conditions. The agreement will require the approval of Marvel shareholders. Marvel was advised on the transaction by BofA Merrill Lynch.

Investor Conference Call:

An investor conference call will take place at approximately 10:15 a.m. EDT / 7:15 a.m. PDT today, August 31, 2009. To listen to the Webcast, turn your browser to http://corporate.disney.go.com/investors/presentations.html or dial in domestically at 800-260-8140 or internationally at 617-614-3672. For both dial-in numbers, the participant pass code is 51214527.

The discussion will be available via replay on the Disney investors website through September 14, 2009 at 7:00 PM EDT/4:00 PM PDT.

About The Walt Disney Company

The Walt Disney Company, together with its subsidiaries and affiliates, is a leading diversified international family entertainment and media enterprise with five business segments: media networks, parks and resorts, studio entertainment, interactive media and consumer products. Disney is a Dow 30 company with revenues of nearly $38 billion in its most recent fiscal year.

About Marvel Entertainment, Inc.

Marvel Entertainment, Inc. is one of the world’s most prominent character-based entertainment companies, built on a library of over 5,000 characters featured in a variety of media over seventy years. Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios and Marvel Animation) and publishing (via Marvel Comics).

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Disney and Marvel separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Disney and Marvel regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Disney nor Marvel undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to:

•	legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated;

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the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully;

•	the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;

•	the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions;

•	any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions);

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developments beyond the companies’ control, including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; health concerns; international, political or military developments; and technological developments.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Disney for the year ended September 27, 2008, which was filed with the Securities and Exchange Commission (“SEC”) on November 20, 2008, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Marvel for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Marvel and Disney.

Important Merger Information and Additional Information:

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Disney and Marvel will file relevant materials with the SEC. Disney will file a Registration Statement on Form S-4 that includes a proxy statement of Marvel and which also constitutes a prospectus of Disney. Marvel will mail the proxy statement/prospectus to its stockholders. Investors are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. The proxy statement/prospectus and other documents that will be filed by Disney and Marvel with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521-9722, Attention: Shareholder Services or by directing a request when such a filing is made to Marvel Entertainment, Inc., 417 Fifth Avenue New York, NY 10016, Attention: Corporate Secretary.

Disney, Marvel, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Marvel is set forth in its definitive proxy statement, which was filed with the SEC on March 24, 2009. Information about the directors and executive officers of Disney is set forth in its definitive proxy statement, which was filed with the SEC on January 16, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus Disney and Marvel will file with the SEC when it becomes available.

Contacts:

Zenia Mucha

Corporate Communications

818-560-5300

Jonathan Friedland

Corporate Communications

818-560-8306

Lowell Singer

Investor Relations

818-560-6601

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